UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2026
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
(708) 551-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 8, 2026, Ingredion Incorporated (the “Company”) issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “Code”) disclosing that the board of directors of the Company and the board of directors of Tate & Lyle PLC, a company incorporated in England and Wales (“Tate & Lyle”), have reached agreement on the terms and conditions of a recommended cash offer by the Company for the entire issued and to be issued ordinary share capital of Tate & Lyle (the “Acquisition”). On June 8, 2026, in connection with the issuance of the Rule 2.7 Announcement, the Company entered into the other agreements described in this Item 1.01.
Rule 2.7 Announcement
On June 8, 2026, the Company issued the Rule 2.7 Announcement disclosing that the Company board of directors and the Tate & Lyle board of directors have reached agreement on the terms of the Acquisition. It is intended that the Acquisition will be implemented by means of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the UK Companies Act 2006 (the “UK Companies Act”). The Company, however, has reserved the right, subject to the prior consent of the UK Panel on Takeovers and Mergers (the “Panel”), if required, and, so long as the Co-operation Agreement described below is continuing, subject to the terms of the Co-operation Agreement, to elect to implement the Acquisition by way of a takeover offer, as that term is defined in the UK Companies Act (the “Takeover Offer”).
Under the terms of the Acquisition, Tate & Lyle shareholders will be entitled to receive 595 pence in cash for each Tate & Lyle share held. The total cash consideration to be paid by the Company for Tate & Lyle shares (the “Cash Consideration”) at such price will total approximately £2.7 billion (or approximately $3.6 billion based on the British pound sterling to U.S. dollar exchange rate as of June 5, 2026). In addition, Tate & Lyle shareholders will be permitted to receive (subject to approval of the Tate & Lyle board of directors and, in the case of the final dividend referred to below, the Tate & Lyle shareholders) dividends (the “Permitted Dividends”), consisting of (i) a final dividend in relation to the financial year ended March 31, 2026 of no greater than 13.2 pence per ordinary share and (ii) an interim dividend in relation to the six-month period ending September 30, 2026 of no greater than 6.8 pence per ordinary share.
Tate & Lyle ordinary shares included in the Acquisition will include shares underlying and evidenced by American depositary receipts listed on the OTCOX under the trading symbol TATLY (the “Tate & Lyle ADSs”) and registered in the name of the Tate & Lyle Depositary (as defined in the Rule 2.7 Announcement), including shares represented by a Balance Certificate, as defined in the Deposit Agreement referred to in the Rule 2.7 Announcement. The entitlement of holders of the Tate & Lyle ADSs to payment of the Cash Consideration and the Permitted Dividends will be determined in accordance with the terms and conditions of the Deposit Agreement, as set forth in the Rule 2.7 Announcement.
The Acquisition will be subject to conditions and further terms, including among others: (i) the approval of the Scheme by a majority in number of Tate & Lyle shareholders also representing not less than 75% in nominal value of the Tate & Lyle shares held by those shareholders, in each case on the Tate & Lyle register of members and present and voting, either in person or by proxy, at the Tate & Lyle shareholders meeting convened by order of the High Court of Justice in England and Wales (the “Court”) pursuant to Part 26 of the UK Companies Act to approve the Scheme (the “Court Meeting”); (ii) the sanction of the Scheme by the Court; (iii) following the sanction of the Scheme by the Court, the delivery of a copy of the Scheme Court Order (as defined in the Rule 2.7 Announcement) to the Registrar of Companies for registration; (iv) the satisfaction or waiver of the Material Antitrust Conditions (as defined in the Rule 2.7 Announcement); and (v) the Scheme becoming effective no later than December 8, 2027, or such later date as the Company or Tate & Lyle may notify to the other, such date to be no later than June 8, 2028, or as the Company and Tate & Lyle may agree with the consent or at the direction of the Panel (as applicable) and as the Court may allow (if required) (such date, the “Long Stop Date”). There is no financing condition to completion of the Acquisition. The conditions to the Acquisition are set out in full in the Rule 2.7 Announcement. Subject to the satisfaction or waiver of all relevant conditions, it is expected that the Acquisition will be completed in the second half of 2027.

The financial terms of the Acquisition are final, except that, if on or after the date of the Rule 2.7 Announcement and before the Scheme becomes effective, any dividend or other distribution or other return of capital (other than the Permitted Dividends) is declared, made or paid or becomes payable in respect of Tate & Lyle shares, the Company reserves the right to reduce the Acquisition consideration payable by the amount of such dividend or other distribution or other return of capital.
The foregoing description of the Rule 2.7 Announcement is not complete and is qualified in all respects by reference to the text of the Rule 2.7 Announcement, which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.
Co-operation Agreement
On June 8, 2026, the Company and Tate & Lyle entered into a Co-operation Agreement, dated June 8, 2026 (the “Co-operation Agreement”), in connection with the Acquisition. Pursuant to the Co-operation Agreement, the Company has agreed to take all necessary steps to ensure satisfaction of the Regulatory Conditions (as defined in the agreement) and Tate & Lyle has given undertakings to co-operate reasonably and on a timely basis with the Company for the purposes of obtaining any regulatory authorizations necessary to implement the Acquisition. Under the Co-operation Agreement, both parties have given additional undertakings in connection with the implementation of the Acquisition, including undertakings that will apply in respect of Tate & Lyle’s employee share plans and other employee-related matters.
The Co-operation Agreement also sets forth the terms and conditions that would govern any election by the Company to implement the Acquisition by way of a Takeover Offer.
The Company has the right to terminate the Co-operation Agreement in specified circumstances, including if (i) the Scheme has not become effective on or before the Long Stop Date (unless otherwise agreed by the Company and Tate & Lyle or required by the Panel), (ii) any Condition (as defined in the agreement) has been invoked by the Company (where such an invocation has been specifically permitted by the Panel), or (iii) a third party announces a firm intention to make an offer or a revised offer which completes, becomes effective or is declared or becomes effective.
The foregoing description of the Co-operation Agreement is not complete and is qualified in all respects by reference to the text of the Co-operation Agreement, which is filed as Exhibit 10.2 to this report and incorporated by reference into this Item 1.01.
Irrevocable Undertakings
The Scheme is subject to the approval of Tate & Lyle’s shareholders in accordance with the UK Companies Act as described above under “Rule 2.7 Announcement.”
On June 8, 2026, the Company received a deed of irrevocable undertaking, dated June 8, 2026, from Huber Equity Corporation (the “Supporting Shareholder”) to support the Acquisition (the “Supporting Shareholder Undertaking”). Pursuant to the Supporting Shareholder Undertaking, the Supporting Shareholder has agreed to vote its Tate & Lyle shares in favor of the Scheme at the Court Meeting and at any general meeting of Tate & Lyle shareholders convened in connection with the Scheme for approval of the Scheme and to act on related matters, such as proposed amendments to Tate & Lyle’s articles of association (each such meeting, a “General Meeting”), and against any resolution or action that might impede, restrict, delay or frustrate the Acquisition. The Supporting Shareholder has also agreed that, if the Acquisition is implemented by way of a Takeover Offer, it will accept such Takeover Over in respect of its Tate & Lyle shares in accordance with its terms. As of June 5, 2026, the Supporting Shareholder beneficially owned (or otherwise was able to control the exercise of voting rights over) approximately 75,000,000 Tate & Lyle shares, which represented, in aggregate, approximately 16.8% of Tate & Lyle’s issued ordinary share capital as of that date.

The Supporting Shareholder Undertaking will cease to be a binding obligation in specified circumstances, including if (among other circumstances) a competing firm offer under Rule 2.7 of the Code is announced in respect of Tate & Lyle shares which exceeds the aggregate value per Tate & Lyle share of the Cash Consideration plus the Permitted Dividends by 10% or more.
Also on June 8, 2026, the Company received a deed of irrevocable undertaking, dated June 8, 2026, from each member of the Tate & Lyle board of directors who is a beneficial owner of (or otherwise is able to control the exercise of voting rights over) Tate & Lyle shares to support the Acquisition (the “Director Undertakings”). Pursuant to the Director Undertakings, each such director has agreed to vote the director’s Tate & Lyle shares in favor of the Scheme at the Court Meeting and any General Meeting and against any resolution or action that might impede, restrict, delay or frustrate the Acquisition. Such directors have also agreed that, if the Acquisition is implemented by way of a Takeover Offer, they will accept such Takeover Offer in respect of their Tate & Lyle shares in accordance with its terms. As of June 5, 2026, approximately 1,186,458 Tate & Lyle shares, including shares held through Tate & Lyle ADSs, were subject to the Director Undertakings, which represented, in aggregate, approximately 0.3% of Tate & Lyle’s issued ordinary share capital as of that date.
The Director Undertakings will cease to be binding in specified circumstances, including if (i) the Company announces, with the consent of the Panel, that it does not intend to proceed with the Acquisition and no new, revised or replacement Scheme is announced by the Company in accordance with Rule 2.7 under the Code, (ii) the Scheme or (if applicable) a Takeover Offer by the Company has lapsed or been withdrawn and no new, revised or replacement Scheme or Takeover Offer has been announced by the Company or its affiliates in accordance with Rule 2.7 under the Code, (iii) the Scheme document (or offer document, as applicable) is not published within 28 days of the date of issue of the Rule 2.7 Announcement (or such later date as the Panel may agree) or (iv) a competing offer for the entire issued and to be issued share capital of Tate & Lyle is made by a third party which becomes or is declared unconditional (if implemented by way of a Takeover Offer) or otherwise becomes effective (if implemented by way of a Scheme).
The foregoing descriptions of the Supporting Shareholder Undertaking and the Director Undertakings are not complete and are qualified in all respects by reference to the text of the Deed of Supporting Shareholder Undertaking filed as Exhibit 10.3 to this report and the Form of Deed of Director Undertaking filed as Exhibit 10.4 to this report, respectively, and incorporated by reference into this Item 1.01.
Bridge Loan Agreement
On June 8. 2026, the Company entered into a 364-Day Bridge Loan Agreement, dated as of June 8, 2026, among the Company, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent, Initial Lender, Sole Bookrunner, and Sole Arranger (the “Bridge Loan Agreement”), pursuant to which JPMorgan, as the initial lender thereunder, and the other lenders from time to time have committed to provide the Company with a 364-day senior unsecured bridge term loan credit facility (the “Bridge Facility”) in the amount of $4,225,000,000. The proceeds of borrowings under the Bridge Loan Agreement will be available to fund payment of the Cash Consideration, the refinancing, repayment and discharge of certain outstanding indebtedness of Tate & Lyle and its subsidiaries, and the payment of fees and other costs and expenses of the Acquisition. To the extent any such borrowings are made, the foregoing amount in U.S. dollars, or a portion of such amount, will be converted into British pound sterling, which is the currency in which payment of the Cash Consideration and certain other payments in connection with the Acquisition are required to be made, pursuant to hedging transactions entered into by the Company, which the Company is required to maintain through the consummation of the Acquisition.
The commitments under the Bridge Loan Agreement will automatically terminate on February 2, 2028, as such date may be extended in specified circumstances to no later than August 3, 2028, and after any loans have been made available to the Company. Until such date or, if earlier, the occurrence of specified customary draw-stop events consistent with the requirements of the Code, the lenders under the Bridge Loan Agreement will not have the right, among other actions, to cancel their commitments, terminate the Bridge Loan Agreement, exercise any right of netting, set-off or counterclaim, refuse to make available loans under the Bridge Facility, or take any other action to the extent that doing so would prevent or limit such loans being available for consummation of the Acquisition.
Subject to specified exceptions, net proceeds received by the Company or its subsidiaries from certain asset sales, issuances or other incurrences of debt, or issuances of equity or equity-linked securities will reduce commitments under the Bridge Loan Agreement and, if borrowings are made under the Bridge Loan Agreement, result in mandatory prepayments of the Bridge Facility loans.
Funding under the Bridge Loan Agreement is subject to the satisfaction of conditions that are customary for transactions of this type.
The Bridge Loan Agreement contains affirmative and negative covenants and requires compliance with financial covenants that are substantially similar to the covenants contained in the Company’s existing revolving credit agreement. The affirmative and negative covenants, among other matters, specify customary reporting obligations and, subject to exceptions, restrict the incurrence of additional indebtedness by the Company’s subsidiaries, the incurrence of liens and the consummation of certain mergers, consolidations and sales of assets. The Company is subject to compliance, as of the end of each fiscal quarter, with a maximum leverage ratio, calculated as the ratio of net borrowed debt to consolidated EBITDA, of 3.5 to 1.0 (subject to an increase to a ratio of 4.0 to 1.0 for four consecutive quarters following a material acquisition) and a minimum interest coverage ratio, calculated as the ratio of consolidated EBITDA to consolidated net interest expense, of 3.5 to 1.0, as each such financial covenant is calculated in accordance with the terms of the agreement, for the most recently completed period of four fiscal quarters.
The Bridge Loan Agreement provides for customary events of default, including, among others, payment defaults, breach of covenants, cross-default to material indebtedness, judgment defaults, bankruptcy-related events, and the occurrence of a change in control of the Company. The occurrence and continuance of an event of default may result in the termination of lender commitments under the Bridge Loan Agreement and, if borrowings are made under the Bridge Loan Agreement, in the acceleration of repayment of Bridge Facility loans, as well as the exercise of other remedies by the lenders.
To the extent that borrowings are made under the Bridge Loan Agreement, the Bridge Facility loans will mature on the date that is 364 days after the funding date. The outstanding loans will bear interest at a per annum rate equal, at the Company’s option, to (i) a specified base rate plus an applicable margin ranging from 0.125% to 0.375%, (ii) a specified term Secured Overnight Financing Rate (“SOFR”) plus an applicable margin ranging from 1.125% to 1.375% or (iii) a specified daily simple SOFR plus an applicable margin ranging from 1.125% to 1.375%, as each such rate is calculated in accordance with the terms of the Bridge Loan Agreement. In each case, the applicable margin will be determined based on the Company’s senior unsecured long-term debt securities ratings. The applicable interest rate margins will increase by 0.25% per annum for every 90 days that loans advanced under the Bridge Facility remain outstanding. Interest will be payable quarterly in arrears in the case of loans bearing interest based on the base rate, at the end of each interest period (but at least once every three months) in the case of loans bearing interest based on term SOFR, and monthly in arrears in the case of loans bearing interest based on daily SOFR. In the event any amounts under the Bridge Facility are funded, a funding fee of up to 0.50% will be payable on the funded principal amounts. Loans may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings for which a SOFR election is in effect.
JPMorgan and certain of its affiliates have provided, and in the future may provide, commercial banking, financial advisory and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of the Company’s other affiliates, for which such entities have received and will receive customary fees and commissions.
The foregoing description of the Bridge Loan Agreement is qualified in its entirety by reference to the text of the Bridge Loan Agreement filed as Exhibit 10.5 to this report and incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Bridge Loan Agreement set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 7.01    Regulation FD Disclosure.
On June 8, 2026, the Company issued a press release with respect to the Rule 2.7 Announcement and other matters related to the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference into this Item 7.01.
The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates any of the information by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed or furnished herewith:

Exhibit Number	Description
10.1	Rule 2.7 Announcement, dated June 8, 2026
10.2	Co-operation Agreement, dated June 8, 2026, between Ingredion Incorporated and Tate & Lyle PLC
10.3	Deed of Supporting Shareholder Undertaking, dated June 8, 2026
10.4	Form of Deed of Director Undertaking
10.5*
364-Day Bridge Loan Agreement, dated as of June 8, 2026, among Ingredion Incorporated, the Lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, Initial Lender, Sole Bookrunner, and Sole Arranger

99.1	Press Release issued June 8, 2026 by Ingredion Incorporated
104	Cover Page Interactive Data File (embodied within the Inline XBRL document)

* Certain schedules and the exhibits to this document have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.

Further Information; No Offer or Solicitation
This report is for information purposes and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the all-cash offer by the Company for the entire issued and to be issued ordinary share capital of Tate & Lyle, or otherwise, nor shall there be any sale, issuance or transfer of securities of Tate & Lyle in any jurisdiction in contravention of applicable law. The Acquisition will be made solely by means of a Scheme (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document), which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Any vote in respect of the Scheme or other response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document (or, if the Acquisition is implemented by way of a Takeover Offer, the offer document). Tate & Lyle shareholders are urged to read the Scheme document when it becomes available, because it will contain important information relating to the Acquisition.
Additional Information
The Acquisition is being made to acquire the shares of an English company by means of a scheme of arrangement provided for under English law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”). Accordingly, the Scheme will be subject to disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which are different from the disclosure requirements of the U.S. tender offer and proxy solicitation rules. The financial information included in this report and the Scheme document has been or will have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If the Company exercises its right to implement the Acquisition by way of a Takeover Offer, such offer will be made in compliance with applicable U.S. laws and regulations.
Forward-Looking Statements
This report contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements.
All statements other than statements of historical facts therein are forward-looking statements. Forward-looking statements in this report, including the exhibits hereto, contain statements about the benefits of the Acquisition, including statements regarding plans, objectives, intentions and expectations in respect of future operations and financial results of the combined company. Forward-looking statements also include, among others, any other statements regarding our prospects and our future operations, financial condition, volumes, cash flows, expenses or other financial items, including management’s plans or strategies and objectives for any of the foregoing and any assumptions, expectations, or beliefs underlying any of the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “assume,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “continue,” “pro forma,” “forecast,” “outlook,” “opportunities,” “potential,” or other similar expressions or the negative thereof.
These statements are based on current circumstances or expectations, but are subject to certain inherent risks and uncertainties, many of which are difficult to predict and beyond our control. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, investors are cautioned that no assurance can be given that our expectations will prove correct.
The following factors relating to the Acquisition, among others, could cause actual results to differ materially from those expressed in or implied by forward-looking statements: the possibility that the Acquisition is not completed when expected or at all because of a failure to satisfy conditions or for other reasons; the risk that the benefits of the Acquisition may not be fully realized or may take longer to realize than expected, including as a result of the risks and uncertainties discussed below; any failure promptly and effectively to integrate the businesses of the Company and Tate & Lyle; and the diversion of management’s attention and time to the Acquisition from ongoing business operations and other opportunities.

Additional risks and uncertainties that could cause actual results and developments to differ materially from the expectations expressed in or implied by forward-looking statements include, among others: changes in consumer practices, preferences, price sensitivity, behaviors, demand and perceptions; the impact of geopolitical developments, tensions, threats or conflicts on the availability and prices of raw materials and energy supplies, supply chains and foreign exchange and interest rates; the impact of global business and economic conditions on demand for our products or our access to global credit and equity markets; our reliance on certain industries for a significant portion of our sales; operating difficulties at our manufacturing facilities and liabilities relating to product safety and quality; our ability to keep pace with technological developments in research and development and continue to offer innovative products; competitive pressures that may adversely affect our market share, revenue and profitability; market volatility that may adversely affect our ability to pass through potential increases in the cost of corn and other raw materials to customers, to purchase quantities of corn and other raw materials at prices sufficient to sustain or increase our profitability, or to supply product quantities and meet shipment delivery requirements that our customers demand; the impact on inputs to our procurement, production processes and delivery channels, such as raw materials, energy, and freight and logistics, of price fluctuations, supply chain interruptions, tariffs, duties, and shortages; our ability to contain costs, manage working capital, and achieve budgets, including completion of planned maintenance and investment projects on time and on budget; global climate change and legal, regulatory or market measures to address climate change; our ability to identify and complete acquisitions, divestitures or strategic alliances on favorable terms or achieve anticipated synergies; the economic, political and other risks inherent in conducting operations in foreign countries and with foreign currencies; our ability to maintain satisfactory labor relations; our ability to attract, develop, retain, motivate and maintain good relationships with our workforce, including key personnel; the impact of legal and regulatory proceedings; the risks associated with pandemics; the impact of any impairment charges on intangible assets and goodwill; global and regional economic policies and changes to existing laws and regulations; changes in our tax rates or exposure to additional income tax liabilities; increases in interest rates that could increase our borrowing costs; risks affecting our ability to raise funds at reasonable rates and other factors affecting our access to sufficient funds for future growth and expansion; risks relating to the use of artificial intelligence and other advanced technologies, and our reliance on third party technology providers; interruptions, security incidents or failures with respect to information technology systems, processes and sites; risks affecting the continuation of our dividend policy; and our ability to maintain effective internal control over financial reporting.
Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement as a result of new information or future events or developments or otherwise. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of these and other risks, see “Risk Factors” and other information included in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2026	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer